UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.
(Exact name of registrant as specified in its charter)

British Columbia	8200	Not Applicable
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1685 58A Street, Delta, British Columbia , Canada V4L 1X5 Telephone: (604) 817-0534
(Address and telephone number of registrant’s principal executive offices)

Clark Wilson LLP Suite 800 - 885 West Georgia Street Vancouver, British Columbia, Canada V6C 3H1 Telephone: 604-687-5700 Fax: (604) 687-6314

(Name, address and telephone number of agent for service)

Copy of communications to:

Clark Wilson LLP

L.K. Larry Yen, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700
Fax: 604-687-6314

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee
Common Stock to be offered for resale by selling stockholders	1,935,000(3)	$0.10	$193,500	$20.70

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

(3)

Represents 435,000 shares of our common stock that were sold to certain selling stockholders pursuant to the Securities Purchase Agreements entered into between the selling stockholders and our company in a March 31, 2007 Private Placement and 1,500,000 shares of our common stock that were sold to certain selling stockholders pursuant to a private placement offering made on March 31, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion

___________, 2007

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

A BRITISH COLUMBIA CORPORATION

1,935,000 SHARES OF COMMON STOCK OF ORCA INTERNATIONAL LANGUAGE SCHOOL INC.

_________________________________

This prospectus relates to the resale to the public by certain selling shareholders of Orca International Language Schools Inc. of up to 1,935,000 shares of our common stock. There is currently no market for the securities being offered and no national securities exchange nor the NASDAQ Stock Market lists the securities being offered.

The selling stockholders may sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The purchaser in this offering may be receiving an illiquid security.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

The selling shareholders may be deemed to be “underwriters,” as such term is defined in the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms “we”, “us”, “our”, “Orca” and “Orca International Language Schools” mean Orca Language International Language Schools Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Our Business

We were incorporated in the province of British Columbia, Canada under the name “Slocan Valley Minerals Ltd.” on November 6, 1997 with an authorized share capital of 10,000,000 common shares without par value. Following our incorporation we were not actively engaged in any business activities. On June 1, 2004 we increased our authorized share capital from 10,000,000 common shares without par value to an unlimited number of common shares without par value. On June 11, 2004 we changed our name to “Orca International Language Schools Inc.” by filing a Certificate of Name Change with Ministry of Finance Corporate and Personal Property Registries.

Our goal is to provide management services to schools in the international education industry, based on the principles of: improving their administrative, operational, marketing, sales and human resources functions; building links with other schools worldwide to foster student exchange; and repositioning the schools to concentrate their curriculum on preparing students for one of the three major English proficiency tests. These tests include the TOEIC (Test of English for International Communication), the TESFL (Test of English as a Foreign Language), and the ESOL (English as a Second Language to Overseas Learners).

We are currently in the process of searching for schools as clients. There is no guarantee that we will be successful in finding any such school(s). If we are unable to find a suitable school(s), or if the cost of servicing a school(s) is greater than the revenue we receive, our business may fail and investors could lose their entire investment.

Our principal executive office is located at 1685 58A Street, Delta, British Columbia , Canada V4L 1X5. Our telephone number is (604) 817-0534.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report, dated June 21, 2007, on our audited financial statements for the period ended March 31, 2007 our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

This prospectus covers the resale by the selling shareholders named in this prospectus of up to 1,935,000 shares of our common stock. The offered shares were acquired by the selling shareholders in a private placement transaction, which were exempt from the registration requirements of the Securities Act of 1933. The selling shareholders will sell their shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other public market. Please see “Plan of Distribution” on page 14 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Issued and Outstanding

There were 6,321,210 shares of our common stock issued and outstanding as at August 2, 2007.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our financial statements for the years ended March 31, 2007 (including the notes to those financial statements) which are included elsewhere in this prospectus along with the section entitled “Plan of Operations” beginning on page 22 of this prospectus.

From November 6, 1997 (date of inception) to March 31, 2007
Revenue	$Nil
Net Loss for the Period	$75,659
As at March 31, 2007
Working Capital	$9,797
Total Assets	$18,282
Total Number of Issued Shares of Common Stock	6,271,210

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to This Offering

Sales of a substantial number of shares of our common stock into the public market by the selling shareholders may cause a reduction in the price of our stock and purchasers who acquire shares from the selling shareholders may lose some or all of their investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the price of our common stock. After this registration statement is declared effective, the selling shareholders may resell up to 30.86% of the issued and outstanding shares of our common stock. At that time, a substantial number of our shares of common stock which have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the selling shareholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling shareholders sell the shares of our common stock could encourage short sales by the selling shareholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Risks Associated with Our Company

We have a limited operating history and if we are not successful in operating our business, then investors may lose all of their investment in our company.

We have a limited operating history. Our business is subject to the risks and expenses encountered by start up companies, such as uncertainties regarding our level of future revenues and our inability to budget expenses and manage growth accordingly and our inability to access sources of financing when required and at rates favorable to us. Our limited operating history and the highly competitive nature of the business in which we plan to operate will make it difficult or impossible to predict future results of our operations. If we are not successful in operating our business, then investors may lose all of their investment in our company.

We have a history of losses and have a deficit, which raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our date of inception and we will continue to incur operating expenses without revenues until we acquire school(s) as clients, commence our business and finally, achieve a profitable level of operations. Our net loss for the year ended March 31, 2007 was $33,537. We had cash in the amount of $14,225 as of March 31, 2007. We currently do not have any operations and we have no income. We estimate our average monthly operating expenses to be approximately $1,500 each month. We cannot provide assurances that we will be able to successfully develop our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements, dated June 21, 2007. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

Our future is dependent upon our ability to obtain financing and if we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our plan of operations. We will require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn revenues from our operations, our business may fail.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Because our directors, executive officers, and principal shareholders control a large percentage of our common stock, such insiders have the ability to influence matters affecting our shareholders.

Our directors and executive officers, in the aggregate, beneficially own 69.36% of the issued and outstanding shares of our common stock. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our directors, executive officers and principal shareholders control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Our directors and executive officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.

Our directors and executive officers are involved in other business activities. Stuart Wooldridge, our President, Secretary and Director spends approximately 13 hours, or 33%, of his business time on the management of our company and each of our other directors, Paul Clark, Qiang Benjamin Han and Sherri Macdonald, spends approximately 4 hours, or 10%, of their business time on the management of our company. As a result of their other business endeavors, they may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues. In addition, the management of our company may be periodically interrupted or delayed as a result of their other business interests.

All of our assets and all of our directors and executive officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and executive officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

Risks Associated with Our Business

If we are unable to retain a suitable international language school as a client, or if the cost of servicing the international language school is more than we are able to afford our business may fail and investors could lose their entire investment.

We are currently in the process of searching for an international language school as the initial client. There is no guarantee that we will be successful in finding any such school. If we are unable to find a suitable school, or if the cost of servicing a school is greater than we have budgeted for our business may fail and investors could lose their entire investment.

The success of our business will depend on our ability able to hire, train and retain qualified teachers. We may not be able to maintain consistent teaching quality at our client schools and as a result our brand, business and operating results may be materially and adversely affected.

We must help our clients attract qualified teachers who have a strong command of the subject areas to be taught and meet our qualification. We must also seek to hire teachers who are capable of delivering innovative and inspirational instruction. There are a limited number of teachers in Canada with the necessary experience and language proficiency to teach our proposed courses and we must provide competitive compensation packages to attract and retain qualified teachers. We must also provide continuous training to our teachers so that they can stay abreast of changes in student demands, admissions and assessment tests, admissions standards and other key trends necessary to effectively teach their respective courses. We may not be able to hire, train and retain enough qualified teachers to keep pace with our anticipated growth while maintaining consistent teaching quality. A shortage of qualified teachers or decreases in the quality of our instruction, whether actual or perceived, may have a material and adverse effect on our business.

We will face significant competition and if we fail to compete effectively, we may lose our market share and our profitability may be adversely affected.

The international education industry is extremely competitive. Many of our competitors may have greater resources than we do. Our competitors may be able to devote greater resources than we can to the development, promotion and sale of their programs, services and products and respond more quickly than we can to changes in student needs, testing materials, admissions standards, market needs or new technologies. We may be required to reduce course fees or increase spending in response to competition in order to retain or attract students or pursue new market opportunities. As a result, our revenues and profitability may decrease. We cannot assure you that we will be able to compete successfully against current or future competitors. If we are unable to maintain our competitive position or otherwise respond to competitive pressures effectively, we may lose our market share and our profitability may be adversely affected.

Failure to adequately and promptly respond to changes in testing materials, admissions standards and technologies could cause our programs, services and products to be less attractive to students.

We plan to differentiate our clients from those of their competitors by concentrating our curriculum on preparing students for one of the three major English proficiency exams. These tests include the TOEIC (Test of English for International Communication), the TESFL (Test of English as a Foreign Language), and the ESOL (English as a Second Language to Overseas Learners). These admissions and assessment tests may undergo continuous change, in terms of the focus of the subjects and questions tested, the format of the tests and the manner in which the tests are administered. These changes may require us to continually update and enhance our test preparation materials and our teaching methods. Any inability to track and respond to these changes in a timely and cost-effective manner would make our programs, services and products less attractive to students, which could negatively affect our probability.

Events such as terrorist attacks, geopolitical uncertainty and international conflicts and elsewhere may discourage students from studying in Canada and could cause a declines in the student enrollments in international language schools.

Events such as terrorist attacks, geopolitical uncertainty and international conflicts, such as those that took place on September 11, 2001, could have an adverse effect on student enrollment in our client schools. Such events may discourage students from studying in Canada and may also make it more difficult for international students to obtain visas to study abroad. These factors could cause a decline in the student enrollments in international language schools and could have an adverse effect on our overall business and results of operations.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or a listing service or stock exchange, if traded, that a public market will materialize. Further, the Over-the-Counter Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the Over-the-Counter Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we do establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to ever pay any cash dividends. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Our common stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations, which may limit a shareholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 27 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “intends” “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 6 to 10, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of up to 1,935,000 shares of our common stock. The offered shares were acquired by the selling shareholders in a private placement transaction, which were exempt from the registration requirements of the Securities Act of 1933. The selling shareholders will sell their shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other public market. Please see “Plan of Distribution” at page 14 of this prospectus for a detailed explanation of how the common shares may be sold.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will, however, incur all costs associated with this registration statement and prospectus. We estimate that the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $10,000.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market and thereafter at prevailing market prices or privately negotiated prices. We however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, we cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other public market.

DILUTION

The common stock to be sold by the selling shareholders are shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING SHAREHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 1,935,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of August 2, 2007 and the number of shares of common stock covered by this prospectus. The number of shares listed in the category entitled “Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding” represent an estimate of the number of shares of common stock that will be held by the selling shareholders after the offering. To arrive at this estimate, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder and Position, Office or Material Relationship with Orca International Language Schools	Shares Offered Pursuant to this Offering(1)	Common Shares owned by the selling shareholder before this offering	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
				# of Shares	% of Class
James S. Humphry	500,000	500,000	500,000	Nil	Nil
Robert Scowcroft	500,000	500,000	500,000	Nil	Nil
Jane Carter(3)	10,000	10,000	10,000	Nil	Nil
Nigel Carter(4)	100,000	100,000	100,000	Nil	Nil
Stephen Cassells	5,000	5,000	5,000	Nil	Nil
Margaret Chrumka	5,000	5,000	5,000	Nil	Nil
Jerome Dickey	5,000	5,000	5,000	Nil	Nil
Xue Han Gao(5)	20,000	20,000	20,000	Nil	Nil
David Gartrell(6)	10,000	10,000	10,000	Nil	Nil

Blue Grouse Holdings Ltd. (7)	10,000	10,000	10,000	Nil	Nil
Lawrence Grundy(8)	10,000	10,000	10,000	Nil	Nil
Simona Grundy(9)	10,000	10,000	10,000	Nil	Nil
Relax Holdings Ltd. (10)	10,000	10,000	10,000	Nil	Nil
Kevin T. James	650,000	650,000	650,000	Nil	Nil
Michael Jian	5,000	5,000	5,000	Nil	Nil
John A. Milroy	50,000	50,000	50,000	Nil	Nil
Colleen Power(11)	10,000	10,000	10,000	Nil	Nil
Douglas Scott	10,000	10,000	10,000	Nil	Nil
Julian Wooldridge(12)	10,000	10,000	10,000	Nil	Nil
Margaret Wooldridge(13)	5,000	5,000	5,000	Nil	Nil
Total			1,935,000

(1)             Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)             Assumes all of the shares of common stock offered are sold. Based on 6,321,210 shares of common stock issued and outstanding on August 2, 2007.

(3)	Jane Carter is Stuart Wooldridge’s sister.
(4)	Nigel Carter is Stuart Wooldridge’s brother-in-law.
(5)	Xue Han Gao recently married Qiang Benjamin Han, a director of our company, in 2007.
(6)	David Gartrell is Sherri Macdonald’s brother.

(7)	Bruce Gartrell exercises disposition and voting authority for shares held by Blue Grouse Holdings Ltd. Mr. Bruce Gartrell is Sherri Macdonald’s brother.

(8)	Lawrence Grundy is Stuart Wooldridge’s brother-in-law.
(9)	Simona Grundy is Stuart Wooldridge’s sister-in-law.

(10)	Fred Gartrell exercises disposition and voting authority for shares held by Relax Holdings Ltd. Mr. Fred Gartrell is Sherri Macdonald’s brother.

(11)	Colleen Power is Sherri Macdonald’s sister.
(12)	Julian Wooldridge is Stuart Wooldridge’s son.

(13)	Margaret Wooldridge is Stuart Wooldridge’s mother.

We may require the selling stockholder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling shareholders will sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The shares of common stock may be sold by the selling shareholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
3.	an exchange distribution in accordance with the rules of the exchange or quotation system;
4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
5.	privately negotiated transactions; and
6.	a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

In the event of the transfer by any selling shareholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholders if such broker-dealer is unable to sell the shares on behalf of the selling shareholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling shareholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling shareholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements, under the Securities Act of 1933, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any selling shareholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling shareholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling shareholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling shareholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling shareholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling shareholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

We have not yet appointed a transfer agent and registrar for shares of our common stock. We will begin searching and appointing a transfer agent and registrar for shares of our common stock after the effectiveness of this registration statement.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Stuart Wooldridge	President, Secretary and Director	46	May 2, 2003
Qiang Benjamin Han	Director	24	July 31, 2007
Paul Clark	Director	45	July 31, 2007
Sherri Macdonald	Director	43	July 31, 2007

Set forth below is a brief description of the background and business experience of each of our directors and executive officers for the past five years:

Stuart Wooldridge – President, Secretary and Director

Stuart Wooldridge was appointed as our President, Secretary and Director on May 2, 2003. Since January, 1993 he has been a self employed business consultant working with companies in the petroleum, automotive, and software sectors. He is a director and Audit Committeee Chair of Vendtek Systems Inc., a company listed on the Toronto Stock Exchange’s Venture Exchange. Since 2002, he has designed curriculum, served as Area Chair of Business, and taught domestic and international students at the University of Phoenix and the New York Institute of Technology. In 2006, he was awarded the Sperling Award for Teaching Excellence. He spends approximately 13 hours, or 33%, of his business time on the management of our company.

He graduated with a Bachelor of Commerce degree from the University of British Columbia in April, 1984 and a Masters of Business Administration degree from the University of British Columbia in November 1992.

Qiang Benjamin Han - Director

Qiang Benjamin Han was appointed as a Director on July 31, 2007. He earned his Master of Business Administration degree from NYIT in August 2006.

From May 2006 to April 2007, he was the chief representative and general manager of Beijing Blenz Coffee Ltd., responsible for development of franchised coffee restaurants in China. From 2004 to 2006, he was an international student assistant for Kwantlen University in Vancouver, British Columbia. Mr. Han plans to dedicate approximately 4 hours a week to the affairs of our company.

Paul Clark - Director

Paul Clark was appointed as a Director on July 31, 2007.

Since 1999, he has provided marketing consulting and research services to clients wishing to expand their operations in China. He is fluent in Mandarin, and resided in Shanghai frequently since 1990. His experience also includes teaching as a sessional instructor with Thompson Rivers University in Kamloops, British Columbia.

He graduated with a Bachelor of Arts degree from the University of Victoria in April 1987 and earned his Masters of Business Administration degree from the Ivey School of Business in April 2002. Mr. Clark plans to dedicate approximately 4 hours a week to the affairs of our company.

Sherri Macdonald - Director

Sherri Macdonald was appointed as a Director on July 31, 2007.

Sherri Macdonald has experience in project management in both business and not-for-profit sectors. In the course of her duties as the president of a private holding company she oversees the management of diverse investments and businesses including land holdings, a manufacturing company and a stock portfolio.

Since 1999, she has managed private holding companies in a number of industries in the Summerland BC region. Between 2000 and 2004 she was regional manager for Junior Achievement BC. She graduated with a Bachelor of Science (Honours) in November 1986 and a Master of Public Administration in November 1991, both from the University of Victoria.

She is a director and Compensation Committee Chairperson of Vendtek Systems Inc., a company listed on the Toronto Stock Exchange’s Venture Exchange. She will devote approximately 4 hours per week on company business.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control person has not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 2, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our executive officers, and (iii) executive officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Stuart Wooldridge President, Secretary and Director	Common Stock	4,206,210	67.07%
Kevin James	Common Stock	650,000	10.36%
James Humphrey	Common Stock	500,000	7.97%

Robert Scowcroft	Common Stock	500,000	7.97%
Qiang Benjamin Han Director	Common Stock	100,000	1.59%
Sherri Macdonald Director	Common Stock	25,000	0.40%
Paul Clark Director	Common Stock	55,000	0.87%
All Directors and Executive Officers as a Group (4 Persons)	Common Stock	4,386,210	69.36%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, and convertible preferred stock currently exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	Based on 6,321,210 shares of our common stock issued and outstanding as of August 2, 2007.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

We are authorized to issue an unlimited amount of shares of common stock with no par value. As at August 2, 2007 we had 6,321,210 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Clark Wilson LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus. Their address is 800-885 W Georgia Street, Vancouver, British Columbia, Canada.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Manning Elliott LLP, Chartered Accountants (“Manning Elliott”), to audit our financial statements as of March 31, 2007 and March 31, 2006 and for the years then ended and accumulated for the period from November 6, 1997 (date of inception) to March 31, 2007. There has been no change in the accountants and no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Orca International Language Schools included in this prospectus have been audited by Manning Elliott to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, which are attached as an exhibit to the registration statement of which this prospectus forms a part, subject to the British Columbia Business Corporations Act, we must indemnify a director, former director or alternate director of our company and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded in, or amounts paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of our company or any of the heirs and legal personal representatives of such person, by reason of that person being or having been a director or alternate director of our company (a) is or may be joined as a party, or (b) is or may be liable for in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. In addition, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who, amongst others, is or was a director, alternate director, officer, employee or agent of our company against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under provisions described above, we have been informed that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the province of British Columbia, Canada under the name “Slocan Valley Minerals Ltd.” on November 6, 1997 with an authorized share capital of 10,000,000 common shares without par value. Following our incorporation we were not actively engaged in any business activities. On June 1, 2004 we increased our authorized share capital from 10,000,000 common shares without par value to an unlimited number of common shares without par value. On June 11, 2004 we changed our name to “Orca International Language Schools Inc.” by filing a Certificate of Name Change with Ministry of Finance Corporate and Personal Property Registries.

Current Business

The growing worldwide acceptance of the use of English as the international language of business, combined with increasing incomes in the developing world, has resulted in explosive growth in the international language school industry. The number of students who enroll in international language schools (hereafter “school(s)”), usually with the financial assistance of their parents, to improve their English proficiency has increased dramatically within the last deCDNe.

Indicative of the growth of the international language industry is the increase of the number of students who have taken one of the three major English proficiency tests. These tests include the TOEIC (Test of English for International Communication), the TESFL (Test of English as a Foreign Language), and the ESOL (English as a Second Language to Overseas Learners). Although these English proficiency exams differ in content and application, essentially between academic and business use, they are vital for students who wish to either be either accepted into another educational institution or to obtain employment where English skills are required.

Within Canada, as well as other host countries, such as the United States, Great Britain and Australia, the international language industry is highly fragmented and the quality of schools varies considerably. As a result, students are demanding improved service from schools and are becoming increasingly discerning when choosing a language school to attend.

Our goal is to provide management services to schools in the international education industry based on the principles of: improving their administrative, operational, marketing, sales and human resources functions; building links with other schools worldwide to foster student exchange; and repositioning the schools to concentrate their curriculum on preparing students for one of the three major English proficiency tests. We are currently in the process of searching for a school as the initial client. There is no guarantee that we will be successful in finding any such school. If we are unable to find a suitable school, or if the cost of servicing the school is greater than we have budgeted for our business may fail and investors could lose their entire investment.

Principal Products or Services

We plan to differentiate clients from those of their competitors by concentrating the curriculum on preparing students for one of the three major English proficiency tests. These tests include the TOEIC (Test of English for International Communication), the TESFL (Test of English as a Foreign Language), and the ESOL (English as a Second Language to Overseas Learners).

Competition

The international language industry is extremely competitive. Many of our competitors may have greater resources than we do. Our competitors may be able to devote greater resources than we can to the development, promotion and sale of their programs, services and products and respond more quickly than we can to changes in student needs, testing materials, admissions standards, market needs or new technologies. We may be required to reduce course fees or increase spending in response to competition in order to retain or attract students or pursue new market opportunities. As a result, our revenues and profitability may decrease. We cannot assure you that we will be able to compete successfully against current or future competitors. If we are unable to maintain our competitive position or otherwise respond to competitive pressures effectively, we may lose our market share and our profitability may be adversely affected.

Regulation

The ESL industry is currently subject to regulation in some countries in terms of financial bonding with respect to prepaid tuition, but generally is unregulated with respect to quality of instruction.

Research and Development

We have conducted a comprehensive review of the international language industry in Canada and abroad and have undertaken primary research among students, school owners and other participants in the international language school industry.

Intellectual Property

We do not own any intellectual property.

Employees

Currently our only employee is Stuart Wooldridge our President, Secretary and Director. At present we do not anticipate hiring employees in the near future. However, we may periodically hire independent contractors.

PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 6.

Our audited financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Overview

The growing worldwide acceptance of the use of English as the international language of business, combined with increasing incomes in the developing world, has resulted in explosive growth in the international language industry. The number of students who enroll in language schools, usually with the financial assistance of their parents, to improve their English proficiency has increased dramatically within the last decade.

Indicative of the growth of the industry is the increase of the number of students who have taken one of the three major English proficiency tests. These tests include the TOEIC (Test of English for International Communication), the TESFL (Test of English as a Foreign Language), and the ESOL (English as a Second Language to Overseas Learners). Although these English proficiency exams differ in content and application, essentially between academic and business use, they are vital for students who wish to either be either accepted into another educational institution or to obtain employment where English skills are required.

Within Canada, as well as other host countries, such as the United States, Great Britain and Australia, the international language school industry is highly fragmented and the quality of service offered by schools varies considerably. As a result, students are demanding improved service from schools and are becoming increasingly discerning when choosing a language school to attend.

Our goal is to provide management services to schools in the international education industry (hereafter “clients” or “schools”) based on the principles of: improving their administrative, operational, marketing, sales and human resources functions; building links with other schools worldwide to foster student exchange; and repositioning the schools to concentrate their curriculum on preparing students for one of the three major English proficiency tests.

We are currently in the process of searching for a school as the initial client. There is no guarantee that we will be successful in finding any such school. If we are unable to find a suitable school, or if the cost of servicing the school is greater than we have budgeted for our business may fail and investors could lose their entire investment.

Estimated Expenses For The Next 12 Month Period

We estimate our operating expenses and working capital requirements for the next twelve period to be as follows:

Advertising and Promotion	$1,000
Automobile	$2,000

Office Expenses	$2,000
Telephone and Communications	$1,000
Travel	$5,000
Accounting	$2,000
Legal	$7,000
Total	$20,000

Becoming and Operating as a Public Company

This registration statement is our first step toward becoming a public company and we anticipate that it will cost us approximately $10,000. Once this registration statement becomes effective, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act, 1934, as amended, and will be required to file disclosure documents with the Securities and Exchange Commission. We expect to incur on-going legal expenses to comply with our reporting responsibilities as public company under the United States Securities Exchange Act of 1934, as amended. We estimate our legal, audit and accounting expenses for the next twelve month period to be approximately $20,000.

We intend to qualify our shares for quotation on the National Association of Securities Dealers Inc.’s Over-the-Counter Bulletin Board following the declaration of effectiveness of this prospectus. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. However, at the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or, if traded, that a public market will materialize. If we do find a market maker and our common stock begins to trade on the Over-the-Counter Bulletin Board, then we will be a public company.

Cash Requirements

For the next twelve months we plan to commence providing services to schools and become a public company listed on the Over-the-Counter Bulletin Board. These endeavors will cost approximately $20,000, excluding the expenses associated with filing of this registration statement. As of March 31, 2007 we had working capital of $9,797. We have no income from operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of acquiring an international language school is greater than we have budgeted for. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing.

As at March 31, 2007 we had $7,026 in current liabilities. Our financial statements report a net loss of $74,713 for the period from November 6, 1997 (date of inception) to March 31, 2007. Our net loss is primarily due to accounting, legal, travel expenses and management fees.

We have suffered recurring losses from operations. The continuation of our business is dependent upon obtaining further financing, the capturing of schools as clients, commencing our business and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Future Operations

Presently, our revenues are not sufficient to meet operating and capital expenses and we have incurred operating losses since inception, which are likely to continue for the foreseeable future. We anticipate that we will have negative cash flows during the year ended March 31, 2008. We anticipates the need to raise additional capital to fund operations over the next twelve months. We intend to raise the capital required to satisfy our needs primarily through the sale of our equity securities or debt. We will attempt to minimize costs until more cash is available through financing or operating activities.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report dated June 21, 2007 on the annual financial statements for the period ended March 31, 2007 our independent registered public accounting firm included an explanatory paragraph regarding concerns about our ability to continue as a going concern in their audit report.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, the acquisition of an international language school and achieving a profitable level of operations.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We plan to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be forced to scale down or perhaps even cease the operation of our business.

Research and Development

We have conducted a comprehensive review of the international language school industry in Canada and abroad and have undertaken primary research among students, school owners and other participants in the international language school industry.

Purchase of Significant Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations.

Employees

Currently our only employee is Stuart Wooldridge our President, Secretary and Director. At present we do not anticipate hiring employees in the near future. However, we may periodically hire independent contractors.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Application of Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to useful life and recoverability of long-lived assets, donated expenses, and deferred income tax valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our financial statements:

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, we test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Stock-based Compensation

We record stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. We have not issued any stock options and has had no unvested share based payments since inception. Accordingly, there was no effect on our reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on our financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on our reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on our future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on our future reported financial position or results of operations.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 1685 53A Street, Delta, British Columbia , Canada V4L 1X5. Our telephone number is (604) 817-0534. Our President, Stuart Wooldridge, has donated the use of our office facility at a rate of $250 per month to our company. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. When and if we require additional space, we intend to move at that time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, no director, officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the year ended March 31, 2007 in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Mr. Stuart Wooldridge, our President, provides office premises to us valued at CDN$250 per month. During the year ended March 31, 2007, rent of $2,635 was charged to operations.

During the year ended March 31, 2007, we incurred $3,133 for management services provided by Mr. Stuart Wooldridge, our President.

As at March 31, 2007, we owe $2,203 to Mr. Stuart Wooldridge, our President. The amount owing is unsecured, non-interest bearing and is due on demand.

Promoters

Our promoter is Stuart Wooldridge, our President, Secretary and Director.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. There is currently no public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants. We have decided to register 1,935,000 shares under the Securities Act for sale by the selling stockholders.

As of the date of this prospectus, our affiliates hold 4,236,210 shares. Pursuant to Rule 144, since some of our affiliates have held their restricted shares since March 31, 2005, these affiliate may sell, together with all sales of restricted and other securities of the same class for the account of the same person within the preceding three months, up to a maximum of one percent of the issued and outstanding shares of our company. Our company’s issued and outstanding shares, as of August 2, 2007 is 6,321,210 . Therefore, an affiliate may sell up to 62,712 shares approximately every three months. If the affiliates are acting in concert, then all restricted securities that they sell will be combined to determine how many shares they are selling.

All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as they remain as affiliates of our company. Three months after they cease being affiliates of our company, sales may be made after the two year period from the issue date without limitations under Rule 144.

We are registering 1,935,000 shares of our common stock under the Securities Act of 1933 for sale by the selling stockholders named in this prospectus.

Stuart Wooldridge, our President, Secretary and Director, owns 4,206,210 shares of common stock of our company. Qiang Benjamin Han, a Director of our company, owns 100,000 shares of common stock of our company. Sherri Macdonald, a Director of our company owns 25,000 shares of common stock of our company. Paul Clark, a Director of our company, owns 55,000 shares of common stock of our company. As of June 25, 2007 there are 24 holders of record of our common stock and zero holders of any other class of our stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Penny Stock Rules

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

Recent Sale of Unregistered Securities

On March 31, 2007 we issued 577,500 common shares to 22 investors at an offering price of CDN$0.10 per common share for gross proceeds of CDN$57,750 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On March 31, 2006 we issued 43,710 common shares to 1 investor at an offering price of CDN$0.10 per common share for gross proceeds of CDN$4,371 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. The subscriber was not a U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On March 31, 2005 we issued 1,650,000 common shares to 4 investors at an offering price of CDN$0.02 per common share for gross proceeds of CDN$33,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On June 11, 2004 we issued 3,999,999 common shares to 1 investor at an offering price of CDN$0.00001 per common share for gross proceeds of CDN$40 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. The subscriber was not a U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

EXECUTIVE COMPENSATION

Summary Compensation Table

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended March 31, 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended March 31, 2007, who we will collectively refer to as our named executive officers, of our company for the years ended March 31, 2007 and 2006 are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the respective fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Annual Compen- sation ($)(2)	Total ($)
Stuart Wooldridge (1)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$3,133 $2,989	$3,133 $2,989

(1)	Stuart Wooldridge was appointed as our President, Secretary and Director on May 2, 2003. Mr. Wooldridge received compensation in form of management service fees from our company.

Stock Option Grants in 2007 to Named Executive Officers

From November 6, 1997 (date of inception) to our fiscal year ended March 31, 2007, we did not grant any stock options or stock appreciation rights to any of our directors or executive officers.

Outstanding Equity Awards at Fiscal Year End

As of March 31, 2007 there were no equity awards outstanding.

Aggregate Option Exercises in 2007 by Executive Officers

During the year ended March 31, 2007 no named executive officer held or exercised any stock options of our company.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. During the year ended March 31, 2007, no director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Agreements with our Named Executive Officers

We have not entered into any employment agreement or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

REPORTS TO SHAREHOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. You may review a copy of the Registration Statement at the SEC’s public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our electronic filings and our Registration Statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549.

No finder, dealer, sales-person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Orca International Language Schools Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Orca International Language Schools Inc.

(A Development Stage Company)

March 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm

To the Stockholders and Directors

of Orca International Language Schools Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Orca International Language Schools Inc. (A Development Stage Company) as of March 31, 2007 and 2006 and the related statements of operations, cash flows and stockholders’ equity (deficit) for the years then ended and accumulated for the period from November 6, 1997 (Date of Inception) to March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orca International Language Schools Inc. (A Development Stage Company) as of March 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended and accumulated for the period from November 6, 1997 (Date of Inception) to March 31, 2007, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has never generated any revenue and has accumulated operating losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 21, 2007

F-1

Orca International Language Schools Inc.

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

	March 31,	March 31,
	2007	2006
	$	$

ASSETS

Current Assets

Cash	14,225	419
Prepaid Expenses	2,598	–

Total Current Assets	16,823	419

Property and Equipment (Note 3)	1,459	–

Total Assets	18,282	419

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable	2,151	–
Accrued liabilities (Note 4)	2,672	857
Due to Related Parties (Note 5)	2,203	6,041

Total Liabilities	7,026	6,898

Commitments and Contingencies (Note 1)

Stockholders’ Equity (Deficit)

Common Stock, Unlimited shares authorized, without par value 6,271,210 (2006 - 5,693,710) shares issued and outstanding	81,072	31,054

Subscriptions Receivable	(1,732)	–

Donated Capital (Note 5)	7,495	4,860

Accumulated Other Comprehensive Loss	(866)	(1,217)

Deficit Accumulated During the Development Stage	(74,713)	(41,176)

Total Stockholders’ Equity (Deficit)	11,256	(6,479)

Total Liabilities and Stockholders’ Equity (Deficit)	18,282	419

(The accompanying notes are an integral part of these financial statements)

F-2

Orca International Language Schools Inc.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

	Accumulated
	from
	November 6, 1997	For the	For the
	(Date of	Year	Year
	Inception) to	Ended	Ended
	March 31,	March 31,	March 31,
	2007	2007	2006
	$	$	$

Revenue	–	–	–

Expenses

Amortization	505	505	–
Automobile	18,066	5,207	6,764
General and administrative	24,554	11,475	4,165
Management fees	8,912	3,133	2,989
Professional fees	2,746	1,871	876
Rent	7,495	2,635	2,514
Travel	13,381	8,711	3,218

Total Expenses	75,659	33,537	20,526

Net Loss from Operations	(75,659)	(33,537)	(20,526)

Other Income

Gain on Disposal of Temporary Investments	946	–	946

Net Loss	(74,713)	(33,537)	(19,580)

Other Comprehensive Income (Loss)

Foreign currency translation adjustment	(866)	351	(124)

Comprehensive Loss	(75,579)	(33,186)	(19,704)

Net Loss Per Share – Basic and Diluted		(0.01)	–

Weighted Average Shares Outstanding		5,694,000	5,650,000

(The accompanying notes are an integral part of these financial statements)

F-3

Orca International Language Schools Inc.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in US dollars)

	Accumulated
	From
	November 6, 1997	For the	For the
	(Date of Inception)	Year	Year
	To	Ended	Ended
	March 31,	March 31,	March 31,
	2007	2007	2006
	$	$	$

Operating Activities

Net loss	(74,713)	(33,537)	(19,580)

Adjustment to reconcile net loss to net cash used in operating activities:
Amortization	505	505	–
Donated services	7,495	2,635	2,514
Gain on sale of temporary investments	(946)	–	(946)

Changes in operating assets and liabilities:
Prepaid expenses	(4,252)	(2,598)	–
Accounts payable and accrued liabilities	4,813	3,956	856
Due to related party	3,801	(3,906)	6,435

Net Cash Used in Operating Activities	(63,297)	(32,945)	(10,721)

Investing Activities

Purchase of temporary investments	(1,785)	–	–
Proceeds from sale of temporary investments	2,795	–	2,795
Purchase of property and equipment	(1,957)	(1,957)	–

Net Cash Provided by (Used in) From Investing Activities	(947)	(1,957)	2,795

Financing Activities

Proceeds from issuance of common stock	79,340	48,286	3,742

Net Cash Flows Provided by Financing Activities	79,340	48,286	3,742

Effect of exchange rate changes on cash	(871)	422	(202)

Increase (Decrease) In Cash	14,225	13,806	(4,386)

Cash – Beginning of Period	–	419	4,805

Cash – End of Period	14,225	14,225	419

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these financial statements)

F-4

Orca International Language Schools Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

From November 6, 1997 (Date of Inception) to March 31, 2007

(Expressed in US dollars)

					Deficit
					Accumulated	Accumulated
	Common Stock		Subscriptions Receivable		During	Other
		Par		Donated	Development	Comprehensive
	Shares	Value		Capital	Stage	Loss	Total
	#	$	$	$	$	$	$

Balance – November 6, 1997 (Date of Inception)	–	–	–	–	–	–	–

Issuance of common shares for cash at $1.00 per share	1	1	–	–	–	–	1

Balance – March 31, 1998	1	1	–	–	–	–	1

Net loss for the period from April 1, 1998 to March 31, 2003	–	–	–	–	–	–	–

Balance – March 31, 2003	1	1	–	–	–	–	1

Issuance of common shares for cash at CND$0.00001 per share	3,999,999	30	–	–	–	–	30

Balance – March 31, 2004	4,000,000	31	–	–	–	–	31

Issuance of common shares for cash at CND$0.02 per share	1,650,000	27,281	–	–	–	–	27,281

Donated rent	–	–	–	2,346	–	–	2,346

Foreign currency translation	–	–	–	–	–	(1,093)	(1,093)

Net loss for the year	–	–	–	–	(21,596)	–	(21,596)

Balance – March 31, 2005	5,650,000	27,312	–	2,346	(21,596)	(1,093)	6,969

Issuance of common shares for cash at CND$0.10 per share	43,710	3,742	–	–	–	–	3,742

Donated rent	–	–	–	2,514	–	–	2,514

Foreign currency translation	–	–	–	–	–	(124)	(124)

Net loss for the year	–	–	–	–	(19,580)	–	(19,580)

Balance – March 31, 2006	5,693,710	31,054	–	4,860	(41,176)	(1,217)	(6,479)

Issuance of common shares for cash at CND$0.10 per share	577,500	50,018	(1,732)	–	–	–	48,286

Donated rent	–	–	–	2,635	–	–	2,635

Foreign currency translation	–	–	–	–	–	351	351

Net loss for the year	–	–	–	–	(33,537)	–	(33,537)

Balance – March 31, 2007	6,271,210	81,072	(1,732)	7,495	(74,713)	(866)	11,256

(The accompanying notes are an integral part of these financial statements)

F-5

Orca International Language Schools Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.	Development Stage Company

Orca International Language Schools Inc. (the “Company”) was incorporated in British Columbia, Canada on November 6, 1997. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”. The Company’s planned principal business is the acquisition and development of language education businesses.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at March 31, 2007, the Company has a working capital of $9,797 and accumulated losses of $74,713 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 1,935,000 shares of common stock for sale by the Company at $0.10 per share for gross proceeds of $193,500.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is March 31.

b)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, donated expenses, and deferred income tax valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at March 31, 2007, there are no dilutive potential common shares.

d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2007 and March 31, 2006, the Company’s only component of comprehensive income consisted of foreign currency translation adjustments.

F-6

Orca International Language Schools Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)
e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)	Property and Equipment

Property and equipment consists of computer hardware, is recorded at cost and is depreciated on a straight line basis over an estimated useful life of three years.

g)	Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. The Company also follows the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, “Accounting for Website Development Costs” for website development costs incurred. The Company capitalizes website development costs that meet the capitalization criteria contained in SOP No. 98-1 unless recoverability of costs is not assured. To date the Company has charged all website development costs to operations.

h)	Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

i)	Financial Instruments

The fair values of cash, accounts payable, accrued liabilities and amounts due to related parties approximate their carrying values due to the immediate or short-term maturity of the financial instrument.

j)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

k)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The financial statements are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity (deficit). Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in United States dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

F-7

Orca International Language Schools Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)
l)	Stock-based Compensation

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. The Company has not issued any stock options and has had no unvested share based payments since inception. Accordingly, there was no effect on the Company’s reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

m)	Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material effect on the Company’s reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement did not have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

F-8

Orca International Language Schools Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)
	m)	Recent Accounting Pronouncements (continued)

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

3.	Property and Equipment
		Cost $	Accumulated Amortization $	March 31, 2007 Net Carrying Value $	March 31, 2006 Net Carrying Value $

Computer equipment		1,964	505	1,459	–

4.	Accrued Liabilities

Accrued liabilities of $2,672 at March 31, 2007 (2006 - $857) consist of professional fees.

5.	Related Party Transactions
a)

The President provides office premises to the Company valued at CDN$250 per month. During the year ended March 31, 2007, donated rent of $2,635 (2006 - $2,514) was charged to operations. During the year ended March 31, 2007, the Company incurred $3,133 (2006 - $2,989) for management services provided by the President of the Company.

b)	As at March 31, 2007, the Company owes $2,203 (2006 - $6,041) to the President of the Company. The amount owing is unsecured, non-interest bearing and is due on demand.
3.	Common Stock
a)	On March 31, 2007, the Company issued 577,500 shares of common stock at CND$0.10 per share for gross proceeds of $50,018. As at March 31, 2007, $1,732 of those proceeds is receivable from subscribers.
b)	On March 31, 2006, the Company issued 43,710 shares of common stock at CND$0.10 per share for proceeds of $3,742.
c)	On March 31, 2005, the Company issued 1,650,000 shares of common stock at CND$0.02 per share for gross proceeds of $27,281.
d)	On January 11, 2004, the Company issued 3,999,999 founder shares of common stock at CND$0.00001 per share for gross proceeds of $30.
e)	On November 6, 1997, the Company issued 1 founder share of common stock at $1 for gross proceeds of $1.

F-9

Orca International Language Schools Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

7.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109, “Accounting for Income Taxes”, as of its inception. The Company has incurred non-capital losses as scheduled below:

Year of		Year of
Loss	Amount	Expiration

2005	$18,251	2015
2006	18,044	2026
2007	28,376	2027

	$64,671

Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for non-capital losses carried forward. Potential benefit of non-capital losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the losses carried forward in future years.

The reconciliation of income tax attributable to continuing operations to income tax expense computed at the statutory tax rates of 34.12% is:

	2007 $	2006 $

Income tax benefit computed at statutory rates	11,443	6,681
Permanent differences	(1,691)	(546)
Temporary differences	(70)	21
Unrecognized tax losses	(9,682)	(6,156)

Provision for income taxes	–	–

Significant components of the Company’s deferred tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2007 $	2006 $

Deferred income tax assets

Net losses carried forward	22,065	12,383

Valuation allowance	(22,065)	(12,383)

Net deferred income tax asset	–	–

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

British Columbia corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

British Columbia corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation, which are attached as an exhibit to this registration statement, require our company to indemnify our directors and officers to the fullest extent permitted under British Columbia law.

Our Articles of Incorporation require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company.

Our Articles of Incorporation also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under British Columbia law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholder. All of the amounts shown are estimates.

SEC registration fees	$20.70 (1)
Printing and engraving expenses	$279.30 (1)
Accounting fees and expenses	$4,700(1)
Legal fees and expenses	$5,000(1)
Transfer agent and registrar fees	$0 (1)
Fees and expenses for qualification under state securities laws	$0 (1)
Miscellaneous	$0 (1)
Total	$10,000 (1)

(1) We have estimated these amounts

Item 26. Recent Sales of Unregistered Securities

In May 2007 we issued 50,000 common shares to 1 investor at an offering price of CDN$0.10 per common share for gross proceeds of CDN$5,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. The subscriber was not a U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On March 31, 2007 we issued 577,500 common shares to 22 investors at an offering price of CDN$0.10 per common share for gross proceeds of CDN$57,750 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On March 31, 2006 we issued 43,710 common shares to 1 investor at an offering price of CDN$0.10 per common share for gross proceeds of CDN$4,371 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. The subscriber was not a U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On March 31, 2005 we issued 1,650,000 common shares to 4 investors at an offering price of CDN$0.02 per common share for gross proceeds of CDN$33,000 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On June 11, 2004 we issued 3,999,999 common shares to 1 investor at an offering price of CDN$0.00001 per common share for gross proceeds of CDN$40 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. The subscriber was not a U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

Item 27. Exhibits

The following Exhibits are filed with this prospectus:

Exhibit Number	Description
3.1*	Articles of Incorporation
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
23.1*	Consent of Manning Elliott, Chartered Accountants

*Filed herewith.

Item 28. Undertakings

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on August 2, 2007.

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

By:	/s/ Stuart Wooldridge
Stuart Wooldridge
President, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: August 2, 2007

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Stuart Wooldridge as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:	/s/ Stuart Wooldridge
Stuart Wooldridge
President, Secretary and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Date: August 2, 2007

By:	/s/ Qiang Benjamin Han
Qiang Benjamin Han
Director
Date: August 2, 2007

By:	/s/ Paul Clark
Paul Clark
Director
Date: August 2, 2007

By:	/s/ Sherri Macdonald
Sherri Macdonald
Director
Date: August 2, 2007